UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2022, Nuwellis, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), which was conducted in a virtual format via live webcast.

The following proposals were brought before the meeting:

1.
To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-50 to 1-for-100, to be determined at the discretion of the Company’s board of directors, whereby each outstanding 50 to 100 common shares would be combined, converted and changed into 1 share of the Company’s common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

2.
To approve an amendment to the Company’s 2017 Equity Incentive Plan to provide that the Incentive Stock Option Limit set forth in Section 3(c) of the Company’s 2017 Equity Incentive Plan shall not be subject to adjustment pursuant to the applicable provisions of Section 9(a)(i) of the Company’s 2017 Equity Incentive Plan in connection with the reverse stock split effected by the Company on October 16, 2020 or the first reverse stock split effected by the Company following December 5, 2022; and

3.	To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 and Proposal 2.

Proposal 1 required an affirmative vote of holders of a majority of the shares entitled to vote at the Special Meeting. Proposals 2 and 3 required an affirmative vote of holders of a majority of the shares entitled to vote and present at the Special Meeting, in person or by proxy. The proposals are described in detail in the Company’s definitive proxy statement filed on November 7, 2022 with the Securities and Exchange Commission.

A total of 19,676,598 shares of the Company’s common stock were present at the Special Meeting in person or by proxy, which represents approximately 62% of the shares of common stock outstanding as of the record date for the Special Meeting.

(b) The results of the voting are shown below.

Proposal 1- To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock at a ratio in the range of 1-for-50 to 1-for-100, to be determined at the discretion of the Company’s board of directors, whereby each outstanding 50 to 100 common shares would be combined, converted and changed into 1 share of the Company’s common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements:
VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
17,599,486	2,064,550	12,562	N/A

Proposal 2-  To approve an amendment to the Company’s 2017 Equity Incentive Plan to provide that the Incentive Stock Option Limit set forth in Section 3(c) of the Company’s 2017 Equity Incentive Plan shall not be subject to adjustment pursuant to the applicable provisions of Section 9(a)(i) of the Company’s 2017 Equity Incentive Plan in connection with the reverse stock split effected by the Company on October 16, 2020 or the first reverse stock split effected by the Company following December 5, 2022:
VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
10,357,447	2,132,484	20,549	7,166,118

Proposal 3- To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 and 2:
VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
17,825,554	1,833,621	17,423	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer